Exhibit 99.1

Sip with Me Cups now Available at Landry’s Rainforest Café

JUPITER, FL / April 10, 2024 – SRM Entertainment, Inc., (Nasdaq: SRM) (the “Company” or “SRM”) is pleased to announce that SRM’s patented Sip With Me cups are now available at Landry’s Rainforest Café located at Disney’s Animal Kingdom as well as Disney Springs. They can also be found at other Rainforest locations including Galveston Island, TX, San Antonio Riverwalk, Opry Mills in Nashville, TN and The Mall of America. Additionally, they will soon be featured online at https://shop.landrysinc.com/collections/rainforest-cafe.

Landry’s, Inc., is a multi-brand dining, hospitality, entertainment, and gaming corporation headquartered in Houston, Texas. Landry’s, Inc. owns and operates more than 600 restaurants, hotels, casinos, and entertainment destinations in 35 U.S. states and the District of Columbia.

“SRM continues to expand our customer base while enhancing relationships with our existing customers. We’re dedicated to bringing our innovative patented products to a greater audience. Rainforest Café and all of the Landry’s properties are a great place for family fun and we are thrilled to be able to showcase SRM’s Sip With Me cups.” stated SRM’s CEO Rich Miller.

About SRM Entertainment, Inc.

SRM Entertainment designs, develops, and manufactures custom products, toys and souvenirs for the world’s largest theme parks and other entertainment venues. SRM products are available worldwide at Walt Disney Parks and Resorts, Universal Parks and Destinations, United Parks and Resorts - SeaWorld and other attractions. Many of SRM’s creative products are based on award winning multi-billion-dollar entertainment franchises that are featured in popular movies and books. SRM’s products are offered alongside popular rides and attractions in theme parks, zoos, aquariums, and other entertainment venues. SRM’s design team developed specialty dolls, plush and toys for one of New York City’s landmarks that features a popular holiday show. SRM’s design team is credited with creating popular products which have been successfully sold at specialty theme park events. SRM’s exclusive-patented Sip With Me cups feature fun, kid friendly Zoo, Sea and animal themed characters as well as licensed characters from Smurfs, ICEE and Zoonicorn.

About Landry’s

Landry’s, Inc., wholly owned by Tilman J. Fertitta, is a multinational, diversified restaurant, hospitality, gaming and entertainment company based in Houston, Texas. The company operates more than 600 dining, hospitality and entertainment destinations nationwide, including over 60 well-known concepts such as Mastro’s Restaurants, Morton’s The Steakhouse, Del Frisco’s Double Eagle Steakhouses and Del Frisco’s Grille, as well as a group of signature high end restaurants, including Vic & Anthony’s, Strip House, The Oceanaire, Chart House, Willie G’s McCormick & Schmick’s and Brenner’s Steak House, plus casual dining brands including Landry’s Seafood, Bubba Gump Shrimp Co., Rainforest Cafe, Mitchell’s Fish Market Restaurants, and Saltgrass Steak House, along with popular New York BR Guest Restaurants such as Dos Caminos and Bill’s Bar & Burger. Landry’s also owns Restaurants Unlimited with fine dining and casual concepts such as Portland City Grill, Henry’s Tavern, Kincaid’s and more. Landry’s gaming division includes the renowned Golden Nugget Hotel and Casino brand, with locations in Las Vegas and Laughlin, Nev.; Atlantic City, N.J.; Biloxi, Miss.; and Lake Charles, La. Landry’s entertainment and hospitality divisions encompass popular destinations including the Galveston Island Historic Pleasure Pier, Kemah Boardwalk, Aquarium Restaurants and other exciting attractions, coupled with deluxe accommodations throughout the Houston and Galveston area, including the luxurious San Luis Resort, Spa & Conference Center on Galveston Island and The Post Oak Hotel in Houston, Texas.

Caution Regarding Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. These statements are subject to uncertainties and risks including, but not limited to, the risk factors discussed in the “Risk Factors” section of the registration statement for the Offering filed with the SEC. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law.

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